EXHIBIT B

AUSTRALIAN GOVERNMENT GUARANTEE OF STATE AND TERRITORY BORROWING SCHEME RULES, INCLUDING GUIDANCE NOTE ON THE MEANING OF 'COMPLEX' FOR THE PURPOSES OF THE DEFINITION OF NEW AND EXISTING BOND LINES AND GUIDANCE NOTE ON THE USE OF GUARANTEED LIABILITIES IN LENDING TO NON-GOVERNMENT OWNED ENTITIES

AUSTRALIAN GOVERNMENT GUARANTEE OF STATE AND TERRITORY BORROWING SCHEME RULES

	CONTENTS

1.	Interpretation		1

2.	Scheme Administrator		5

3.	Issue of Eligibility Certificates and Issuance of Guaranteed Liabilities		6

4.	Borrowing for Non Government Owned Entities		7

5.	Counter-Indemnity		7

6.	Fees		8

7.	Guarantee Statement and Website		8

8.	Notification of Potential Non- payment		9

9.	Claims and Payment		9

10.	Reporting		9

11.	Auditing		9

12.	Status of Eligibility Certificate		10

13.	Notices		10

14.	Changes to Scheme Rules		11

	Schedule 1	APPLICATION	13

	Schedule 2	ELIGIBILITY CERTIFICATE	15

	Schedule 3	FEE SCHEDULE AND PAYMENT ARRANGEMENTS AND REPORTING ARRANGEMENTS	16

	Schedule 4	FORM OF FEE LETTER	24

	Schedule 5	FORM OF COUNTER-INDEMNITY	25

	Schedule 6	FORM OF LEGAL OPINION IN RESPECT OF THE COUNTER-INDEMNITY	29

	Schedule 7	FORM OF CLAIM	32

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AUSTRALIAN GOVERNMENT GUARANTEE OF STATE AND TERRITORY BORROWING SCHEME RULES

Date

These Scheme Rules commence on 24 July 2009.

Context

These Scheme Rules are made in the following context:

A.	The Commonwealth wishes to support the capacity of Australian State and Territory Governments to access credit markets.

B.	With the exception of the ACT, which does not have a separate Issuing Entity, the States and Territories guarantee the borrowings of their Issuing Entities.

C.
The Commonwealth of Australia (the Commonwealth) has executed a Deed of Guarantee which comes into effect on 24 July 2009. The Deed of Guarantee applies where the relevant State or Territory defaults in its obligations to security-holders whether as the guarantor of the borrowings of Issuing Entities, or, in the case of the ACT, as the Issuing Entity.

D.	These Scheme Rules are referred to in the Deed of Guarantee and govern access to protection under the Deed of Guarantee.

1.	Interpretation

1.1.	Definitions

1.1.1.	Unless the contrary intention appears, a term in bold type has the meaning shown opposite it:

Application	means an application made under Scheme Rule 3.
Australian	means:
Capital Territory	(a) when used in a geographical sense, the Australian Capital Territory; and
(b) when used in any other sense, the body politic established by section 7 of the Australian Capital Territory (Self-Government) Act 1988 (Cwlth).
Authorised Person	means a person authorised by Those Guaranteed and notified to the Commonwealth and Scheme Administrator under Scheme Rule 13.1.1.

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Beneficiary
means a person to whom a Guaranteed Liability from time to time is owed but does not include an Issuing Entity, or any of Those Guaranteed, where the Guaranteed Liability in question was issued by or on behalf of or is guaranteed by that State or Territory.

Bond Line	means an Existing Bond Line or a New Bond Line (as the context requires)
Business Day	means a day (excluding Saturday and Sunday) on which banks are generally open in the Australian Capital Territory for the transaction of banking business.
Commencement Date	means the date on which the Deed of Guarantee commences.
Counter-Indemnity	means each deed of counter-indemnity to be provided under Scheme Rule 3.1.9.a.
Deed of Guarantee
means the Deed executed on behalf of the Commonwealth and entitled “Deed of Guarantee in respect of the Australian Government Guarantee of State and Territory Borrowing” as that deed is in force from time to time.

Due Date	has the same meaning as in the Deed of Guarantee.
Eligibility Certificate	means a certificate issued in accordance with Scheme Rule 3.
Confidential Information
means information that is by its nature confidential and is either:
 a.    designated by any of Those Guaranteed or an Issuing Entity as confidential or
 b.    the Commonwealth knows or ought to know is confidential
but does not include information which:
 d.    is or becomes public knowledge other than through a breach of these Scheme Rules;
 e.    is in the possession of the Commonwealth without restriction in relation to disclosure prior to receipt under these Scheme Rules; or
 f.     has been independently developed or acquired by or for the Commonwealth.

Existing Bond Line
means a category of securities established by an Issuing Entity prior to the First Application Date relevant to that Issuing Entity. The securities within the category must have the same maturity date and International Security Identification Number (ISIN) or equivalent but must not include securities that are:

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a. complex; or b. foreign currency denominated; or c. of a maturity length greater than 180 months.
Existing Stock	means securities issued by an Issuing Entity prior to the First Application Date relevant to that Issuing Entity under an Existing Bond Line.
Fee Formula	means the formula set out in Schedule 3 for the calculation of the Guarantee Fee payable by Those Guaranteed.
Fee Letter	means the letter referred to in Scheme Rule 6.1.3.
Final Issuance Date	means the date notified in accordance with Scheme Rule 3.1.6 as the last date on which an Issuing Entity can issue a security that is a Guaranteed Liability.
First Application Date
in relation to each of Those Guaranteed is the date on which that State or Territory first submits an Application to the Scheme Administrator under these Scheme Rule for either an Existing or New Bond Line.

Further Issuance
means an issue by an Issuing Entity in the period between the relevant First Application Date and the Final Issuance Date of securities within an Existing Bond Line or New Bond Line (as applicable) that is the subject of an Eligibility Certificate.

Guarantee	means the guarantee contained in the Deed of Guarantee.
Guarantee Fee	means the fee payable for the Guarantee as determined in accordance with Schedule 3.
Guaranteed Liability	means a liability that is within an Existing Bond Line or New Bond Line (as applicable) that is the subject of an Eligibility Certificate and that is issued on or before the Final Issuance Date.
Guarantee Statement	means the statement referred to in Scheme Rule 7.1.1.
Issuing Entity
means any of the following:
  a.    the New South Wales Treasury Corporation, constituted under the Treasury Corporation Act 1983 (NSW);
  b.    the Treasury Corporation of Victoria established under the Treasury Corporation of Victoria Act 1992 (Vic);
  c.    the Queensland Treasury Corporation originally constituted under the Statutory Bodies Financial Arrangements Act 1982 (QLD) and continued and preserved in existence under the Queensland Treasury Corporation Act 1988 (QLD) under the name and style "Queensland Treasury Corporation";

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d.     the Western Australian Treasury Corporation established under the Western Australian Treasury Corporation Act 1986 (WA);
  e.     the South Australian Government Financing Authority, a corporation established under the Government Financing Authority Act 1982 (SA);
  f.      the Tasmanian Public Finance Corporation, established under the Tasmanian Public Finance Corporation Act 1985 (Tas);
  g.     the Northern Territory Treasury Corporation, established under the Northern Territory Treasury Corporation Act 1994 (NT);
  h.     the Australian Capital Territory, the body politic established by section 7 of the Australian Capital Territory (Self-Government) Act 1988 (Cwlth),in its capacity as a central financing authority.

New Bond Line
means a category of securities established by an Issuing Entity after the First Application Date. The securities within the category must have the same maturity date and International Security Identification Number (ISIN) or equivalent but must not include securities which are:
  a.    complex; or
  b.    foreign currency denominated; or
  c.    of a maturity length greater than 180 months.

Scheme Administrator	is the Reserve Bank of Australia (RBA).
Scheme Rules	means these rules as amended and in force from time to time.
Those Guaranteed	means any of the following: a. the State of New South Wales; b. the State of Victoria; c. the State of Queensland; d. the State of Western Australia;

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e. the State of South Australia; f. the State of Tasmania; g. the Northern Territory; h. the Australian Capital Territory
Unsecured Borrowings	in relation to any Issuing Entity means the face value of securities or other liabilities that are not Guaranteed Liabilities.

1.1.2.	In these Scheme Rules, unless the contrary intention appears:

	a.	Words and expressions defined in the Deed of Guarantee have the same meanings where used in these Scheme Rules;

	b.	References to a Schedule are to a Schedule to these Scheme Rules;

	c.	The singular includes the plural and vice-versa;

	d.	A reference to a person includes a body politic, body corporate or partnership;

	e.	The word "includes" in any form is not a word of limitation;

	f.	A reference to a person includes that person's administrators, successors and permitted assigns;

	g.	Any reference to time of day shall be a reference to that time of day in the Australian Capital Territory.

2.	Scheme Administrator

2.1.1.	The Scheme Administrator is responsible for administering the Scheme Rules on behalf of the Commonwealth.

2.1.2.
A reference in these Scheme Rules to something being approved by, at the discretion of, or otherwise within the power or control of, the Commonwealth shall include a reference to the Scheme Administrator providing such approval or taking any relevant action on behalf of the Commonwealth in its capacity as Scheme Administrator and Those Guaranteed or a Beneficiary are entitled to rely, without further enquiry, on such approval or action as if it had been done by the Commonwealth.

2.1.3.
Those Guaranteed and Issuing Entities must comply with the reasonable directions of the Scheme Administrator, in relation to the administration of the Guarantee, made within the scope of these Scheme Rules.

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3.	Issue of Eligibility Certificates and Issuance of Guaranteed Liabilities

3.1.1.
Those Guaranteed may apply, at any time prior to the Final Issuance Date, for an Eligibility Certificate in respect of New Bond Lines in relation to which Those Guaranteed wish Further Issuances to be Guaranteed Liabilities.

3.1.2.
Any of Those Guaranteed may apply, at any time during the period commencing on the Commencement Date and ending twenty-eight (28) days after the First Application Date, for an Eligibility Certificate in respect of Existing Bond Lines in relation to which Those Guaranteed wish Existing Stock and Further Issuances to be Guaranteed Liabilities.

3.1.3.
An Application must be made in the form of Schedule 1 and delivered to the Scheme Administrator. The Scheme Administrator may request such additional information as it requires in relation to an Application.

3.1.4.	An Application which is incomplete or incorrect will be treated as not having been made and the Scheme Administrator will notify the applicant accordingly.

3.1.5.	The Scheme Administrator shall use its best endeavours to issue an Eligibility Certificate within 2 Business Days of the receipt of an Application.

3.1.6.	The Commonwealth shall provide Those Guaranteed with no less than twenty Business Days notice in writing of the Final Issuance Date.

3.1.7.	The Commonwealth may extend the Final Issuance Date at any time at its discretion by notice in writing to Those Guaranteed.

3.1.8.	No Eligibility Certificates will be issued after the Final Issuance Date. No securities which are issued after the Final Issuance Date will be Guaranteed Liabilities.

3.1.9.	Those Guaranteed must submit the following statements and legal documents with the Application under Scheme Rule 3.1.1 or 3.1.2:

	a.	an executed Counter-Indemnity in accordance with Scheme Rule 5;

b.
a legal opinion, substantially in the form set out in Schedule 6, in respect of the executed Counter-Indemnity from the relevant Crown or State Solicitor or external legal advisers to the relevant State or Territory, addressed to the Commonwealth, in respect of the valid, binding and enforceable nature of the executed Counter-Indemnity; and

	c.	a Fee Letter substantially in the form set out in Schedule 4 and signed by an authorised person on behalf of Those Guaranteed lodging the Application.

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3.1.10.
If the documents referred to in Scheme Rules 3.1.9.a  and 3.1.9.b have been submitted as part of a previous notification they do not need to be submitted again, unless specifically requested by the Commonwealth.

3.1.11.	If the Commonwealth issues an Eligibility Certificate in respect of an Existing Bond Line, the Existing Stock issued under that Existing Bond Line will be a Guaranteed Liability.

3.1.12.
If the Commonwealth issues an Eligibility Certificate in respect of an Existing Bond Line or a New Bond Line, a Further Issuance under the Bond Line as described in the Eligibility Certificate will be a Guaranteed Liability.

3.1.13.	The decision to issue an Eligibility Certificate shall be at the discretion of the Commonwealth.

3.1.14.	An Eligibility Certificate shall be substantially in the form of Schedule 2.

3.1.15.
Issuing Entities must not issue a Further Issuance under a Bond Line, in respect of which an Eligibility Certificate has been issued, which differs in any material respect from the definition of the Bond Line in these Scheme Rules or the particulars of the Bond Line specified in the relevant Eligibility Certificate.

4.	Borrowing for Non Government Owned Entities

4.1.1.
It is not intended for the Deed of Guarantee to support borrowing for non government owned entities. Each of Those Guaranteed must ensure that, at all times during the term of the Deed of Guarantee, the value of financial accommodation provided by its associated Issuing Entity, to non government owned entities does not exceed the value of Unsecured Borrowings.

4.1.2.
In the event that a State or Territory does not comply with Scheme Rule 4.1.1, the Commonwealth, after consultation with that State or Territory, shall be entitled to determine the amount of, and to charge, a service fee to that State or Territory in respect of the amount in excess of the value of Unsecured Borrowings.

5.	Counter-Indemnity

5.1.1.	Subject to Scheme Rule 5.1.3, each Counter-Indemnity must be substantially in the form of Schedule 5 or such other form as is approved by the Commonwealth.

5.1.2.	Each Counter-Indemnity shall be executed as a deed by Those Guaranteed.

5.1.3.
The Commonwealth shall, as a condition to the issue of an Eligibility Certificate, be entitled to require the making of any amendment or supplement to a Counter-Indemnity which has previously been delivered to it, and the delivery to it of a further legal opinion of the kind referred to in Scheme Rule 3.1.9b as applicable.

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6.	Fees

6.1.1.
The Commonwealth shall be entitled to determine the amount of, and to charge, a Guarantee Fee to each of Those Guaranteed in respect of their Guaranteed Liabilities in accordance with this Scheme Rule 6.

6.1.2.	The Guarantee Fee shall accrue during the period that the Guaranteed Liabilities subsist and shall be calculated in accordance with the Fee Formula.

6.1.3.	The Guarantee Fee shall be payable in accordance with the Fee Letter referred to in Scheme Rule 3.1.9.c.

6.1.4.	The Commonwealth may, at its discretion, waive the payment of a Guarantee Fee by Those Guaranteed:

	a.	in total;

	b.	for a specific period;

	c.	in respect of one or more Guaranteed Liabilities;

	d.	in respect of one or a class of Beneficiaries; or

	e.	for any combination of sub-paragraphs a to d above.

7.	Guarantee Statement and Website

7.1.1.	The Scheme Administrator will establish and maintain a website on which will be published a statement of Guaranteed Liabilities. The website is at www.stateguarantee.gov.au.

7.1.2.	The Guarantee Statement published under Scheme Rule 7.1.1 shall have no legal status, shall not affect the status or effect of any Eligibility Certificate, and shall be for information purposes only.

7.1.3.	The Commonwealth may have additional information published on the website referred to in Scheme Rule 7.1.1, including but not limited to:

	a.	a summary of the Guaranteed Liabilities from time to time;

	b.	any amendment or supplement to these Scheme Rules; and

	c.	notification of the cancellation of an Eligibility Certificate in accordance with Scheme Rule 12.1.2.

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8.	Notification of Potential Non- payment

8.1.1.
Those Guaranteed shall notify the Scheme Administrator as soon as is practicable after becoming aware that it will be, or is likely to be, unable to make payment of a Guaranteed Liability on its Due Date.

9.	Claims and Payment

9.1.1.	A claim by a Beneficiary for payment under the Deed of Guarantee must be in writing and made in the form of Schedule 7 and delivered to the Scheme Administrator.

9.1.2.	A claim by a Beneficiary for payment under the Deed of Guarantee which is not made in the form of Schedule 7 is not a valid claim and shall be treated as not having been made.

9.1.3.	The Commonwealth shall pay to the Beneficiary the amount specified in a valid claim.

9.1.4.	A valid claim is one that establishes that the amount claimed:

	a.	is due to the Beneficiary;

	b.	remains unpaid despite the Beneficiary having made a claim on the Issuing Entity and, where different to the Issuing Entity, Those Guaranteed as specified in the form of claim; and

	c.	is in respect of a Guaranteed Liability.

10.	Reporting

10.1.1.	Those Guaranteed must provide written reports to the Scheme Administrator in accordance with the requirement in Schedule 3.

11.	Auditing

11.1.1.
The Commonwealth or any person appointed by the Commonwealth may at any reasonable time and subject to prior mutual agreement as to the nature and extent of the material involved (such agreement not to be unreasonably withheld) inspect and take copies of such of the accounting and working documents of Those Guaranteed and Issuing Entities as specifically relate to the matters covered by these Scheme Rules. Such right of inspection shall continue in relation to each of Those Guaranteed and their respective Issuing Entity for as long as Guaranteed Liabilities subsist.

11.1.2.
If the material inspected or copied under Scheme Rule 11.1.1 contains Confidential Information then the Commonwealth shall ensure that the Confidential Information is not disclosed without the written consent of the entity being inspected except:

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	a.	for disclosure to the Commonwealth or Scheme Administrator or an adviser to either of them; or

	b.	where the disclosure is required by law or statutory or portfolio duties.

12.	Status of Eligibility Certificate

12.1.1.	The Beneficiary’s rights in relation to a Guaranteed Liability shall not be prejudiced by the failure of Those Guaranteed to comply with these Scheme Rules.

12.1.2.
Those Guaranteed may apply to the Scheme Administrator to have an Eligibility Certificate cancelled if there are no subsisting Guaranteed Liabilities in respect of the Eligibility Certificate and no intention for Further Issuances.

13.	Notices

13.1.1.
Each of Those Guaranteed must advise the Commonwealth and the Scheme Administrator of the names of the people who are authorised by that State or Territory to sign notices and communications on its behalf. The term "notice or other communication" includes any notice, Application, report or correspondence provided in relation to these Scheme Rules or the Deed of Guarantee.

13.1.2.	Any notice or other communication under or in connection with these Scheme Rules or the Deed of Guarantee shall be in writing and dealt with as follows:

	a.	If to be given to the Commonwealth or the Scheme Administrator then signed by the relevant Authorised Person giving the notice and:

		i.	Sent by pre-paid post; or

		ii.	Transmitted electronically by electronic mail or facsimile transmission:

	To :	The Scheme Administrator Australian Government Guarantee of State and Territory Borrowing c/- The Secretary Reserve Bank of Australia GPO Box 5367 SYDNEY NSW 2001

email: administrator@stateguarantee.gov.au

Fax: (02) 9551 8670

	b.	If to be given by the Scheme Administrator or by the Commonwealth to Those Guaranteed or an Issuing Entity then:

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		i.	Delivered by hand;

		ii.	Sent by pre-paid post; or

		iii.	Transmitted electronically by electronic mail or facsimile transmission:

as determined by the Scheme Administrator or Commonwealth to be appropriate, having regard to the content of the notice or other communication. Any notice provided by the Scheme Administrator or by the Commonwealth to Those Guaranteed or an Issuing Entity may also be published on the website referred to in Scheme Rule 7.

13.1.3.
In the case of delivery under 13.1.2.b.ii or 13.1.2.b.iii the notice will be effective if sent to the publicly listed or otherwise notified office address, facsimile number or email address of each of Those Guaranteed or each of those Issuing Entities to be notified.

13.1.4.
Any notice or other communication under or in connection with these Scheme Rules or the Deed of Guarantee to be made by the Scheme Administrator or the Commonwealth to a Beneficiary shall be made in such manner as the Commonwealth, in its exclusive and absolute discretion, decides is the most appropriate manner in the circumstances at the time. For the avoidance of doubt the manner of notification or communication may be by publication on the website referred to in Scheme Rule 7.

13.1.5.	A notice or communication is deemed to be effected:

	a.	If published on the website referred to in Scheme Rule 7 - upon publication or, if publication takes place after 5.00 pm, or on a day that is not a Business Day, then on the next Business Day.

	b.	if delivered by hand - upon delivery to the relevant address;

	c.	if sent by post - upon delivery to the relevant address;

	d.	if transmitted electronically - upon actual receipt by the addressee.

13.1.6.	A notice received after 5.00 pm, or on a day that is not a Business Day, is deemed to be effected on the next Business Day.

14.	Changes to Scheme Rules

14.1.1.
Subject to providing prior notice to Those Guaranteed, the Commonwealth may amend or supplement these Scheme Rules at any time at its discretion by publishing such amendment on the website referred to in Scheme Rule 7 provided that (except insofar as such amendment is required by law) such amendment does not:

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a.	reduce the Commonwealth's obligations to the Beneficiaries in a manner which is prejudicial to the interests of the Beneficiaries in respect of any subsisting Guaranteed Liability; or

b.	materially prejudice the interests of Those Guaranteed in respect of any subsisting Guaranteed Liability.

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SCHEDULE 1 APPLICATION

A.1.1.	An Application for the Guarantee must be made using the Application Form available on www.stateguarantee.gov.au.

A.1.2.	Applications should be sent by:

	a.	post to:

The Scheme Administrator Australian Government Guarantee of State and Territory Borrowing c/- The Secretary Reserve Bank of Australia GPO Box 5367 SYDNEY NSW 2001

OR

	b.	email to: administrator@stateguarantee.gov.au.

OR

	c.	fax to: (02) 9551 8670

B.	Information

The Application must contain the following information:

B.1.	Date

B.1.1.	Date of Application

B.2.	Name of Applicant

B.3.	Contact Details

B.3.1.	Contact details for the Applicant, including postal and email addresses, telephone and fax numbers.

B.4.	Credit Rating

B.4.1.	The long-term credit rating of the Applicant by all major ratings agencies that rate the Applicant.

B.5.	Details of Liabilities

B.5.1.	The statement must include the following details.

	a.	List of the Bond Lines that are the subject of the Application;

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b.	In respect of each Bond Line listed at B.5.1a:

		i.	name of the Issuing Entity;

		ii.	the security identifier;

		iii.	other features of the securities within the Bond Line.

	c.	In respect of any Existing Bond Line listed at B.5.1a:

		i.	the face value of Existing Stock;

		ii.	the maturity profile of the entire stock to be guaranteed in dollar value.

C.	Eligible Signatory

C.1.1.	The Application form and accompanying statements by the Applicant must be signed by the relevant Authorised Person.

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SCHEDULE 2	ELIGIBILITY CERTIFICATE

A.1.	Certificate no. [ ] Date: [ ]

A.1.1.
The Commonwealth of Australia hereby certifies that the liabilities, the details of which are specified in the Annex to this Certificate, are Guaranteed Liabilities for the purposes of the Deed of Guarantee executed on behalf of the Commonwealth of Australia which takes effect from 24 July 2009.

Signed

Authorised signatory

B.	Annex

Note: The description must be of the liabilities therefore the format of the description should be a description of the Bond Line and the common characteristics of the securities to be issued under it..

The description should reference both the Issuing Entity for the Guaranteed Liability and the relevant State or Territory that is guaranteeing the debt in the first instance.

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SCHEDULE 3	FEE SCHEDULE AND PAYMENT ARRANGEMENTS AND REPORTING ARRANGEMENTS

A.	General

A.1.1.
Those Guaranteed are required to pay the relevant Guarantee Fee on a monthly basis, in arrears. The monthly Guarantee Fee comprises the sum of the daily Guarantee Fees calculated in accordance with this Schedule for the days in the relevant month.

A.1.2.
Those Guaranteed are required to report monthly to the Scheme Administrator regarding the Guaranteed Liabilities in respect of which the Guarantee Fee is payable. The Guarantee Fee is only payable in respect of Guaranteed Liabilities. The forms for the monthly reports are available on www.stateguarantee.gov.au

A.1.3.	In calculating the value of Guaranteed Liabilities on which the Guarantee Fee is payable, the face value of the securities will be used.

A.1.4.	The report must be signed by the relevant Authorised Person and sent by email to The Scheme Administrator at administrator@stateguarantee.gov.au.

A.1.5.
The figures reported on the forms must be subject to the usual audit practices for Those Guaranteed and subject to an external audit at least annually. A copy of the external audit reports must be provided to the Commonwealth upon request.

A.1.6.	On the day the report is submitted, Those Guaranteed must remit the relevant Guarantee Fee to the specified account. This payment should preferably be made through SWIFT, or by direct credit.

A.1.7.	The report is to be submitted, and the Guarantee Fee paid, within 7 Business Days of the last calendar day of each month.

A.1.8.	Those Guaranteed that have obtained an Eligibility Certificate for a Bond Line must notify the Scheme Administrator within 5 Business Days of the first Further Issuance under the Bond Line.

B.	Fees

B.1.	Long Term Liabilities (maturity >12 months)

B.1.1.	Long Term Liabilities are securities issued under a Bond Line:

	a.	that has a maturity length greater than 12 months at the time the Bond Line was established, regardless of the date on which the securities are issued; and

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	b.	for which an Eligibility Certificate has been issued.

B.1.2.	Subject to Section C of this Schedule, the Guarantee Fee for Long Term Liabilities is to be calculated by Those Guaranteed using the following formula, applied as at the end of each day:

Guarantee Fee = ((Reducing Existing Stock Volume x Relevant Fee) + ((Total Outstanding Securities - Reducing Existing Stock Volume) x Relevant Fee)) / number of days in year

Where:

‘Reducing Existing Stock Volume’ equals the volume of Long Term Liabilities which were Existing Stock on the First Application Date minus the value of this Existing Stock which would have matured in accordance with the maturity profile advised in the relevant Application.

Total Outstanding Securities means the value of all Long Term Liabilities issued to date minus the value of the Long Term Liabilities which have matured or been extinguished by the Issuing Entity.

‘Relevant Fee’ is the Basis Points Fee determined by the relevant credit rating on the relevant First Application Date.

'Basis Points Fee' is as prescribed below.

Credit Rating of Those Guaranteed	Fee (in basis points per annum) for Further Issuances	Fee (in basis points per annum) for Existing Stock
AAA/Aaa	30	15
AA+/Aa1	35	20

B.1.3.	Where Those Guaranteed have different credit ratings from two or more rating agencies, the lowest rating is to be used.

B.2.	Short Term Liabilities (maturity up to 12 months)

B.2.1.	Short Term Liabilities are securities issued under a Bond Line:

	a.	that has a maturity length less than or equal to 12 months at the time the Bond Line was established; and

	b.	for which an Eligibility Certificate has been issued.

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B.2.2.	Subject to section C of this Schedule, the Guarantee Fee for Short Term Liabilities is to be calculated by Those Guaranteed using the following formula, applied as at the end of each day:

Guarantee Fee = ((Existing Stock Volume x Relevant Fee) + (Further Issuance Volume x Relevant Fee)) / number of days in year

Where:

‘Existing Stock Volume’ equals the volume of Short Term Liabilities which were Existing Stock as at the relevant First Application Date minus the value of this Existing Stock which has matured or been extinguished by the Issuing Entity.

‘Further Issuance Volume’ relates only to Further Issuances of Short Term Liabilities and equals the volume of these Further Issuances minus the value of these Further Issuances which have matured or been extinguished by the Issuing Entity.

‘Relevant Fee’ is the Basis Points Fee determined by the relevant credit rating on the relevant First Application Date.

'Basis Points Fee' is as prescribed below.

Credit Rating of Those Guaranteed	Fee (in basis points per annum) for Further Issuances	Fee (in basis points per annum) for Existing Stock
AAA/Aaa	30	15
AA+/Aa1	35	20

B.2.3.	Where Those Guaranteed have different credit ratings from two or more rating agencies, the lowest rating is to be used.

C.	Changes in Credit Ratings

C.1.1.	A change in credit rating is referred to as a Ratings Event. A Ratings Event is deemed to occur at midnight on the day the relevant ratings agency notifies the change in credit rating.

C.1.2.	Within 20 Business Days of a Ratings Event, the affected State or Territory will submit a report to the Scheme Administrator containing the following information:

	a.	A list of the Bond Lines for which Eligibility Certificates have been issued;

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b.
In respect of each Bond Line listed at C.1.2a that has a maturity length of greater than 12 months, the value of securities which have been issued up to the date of the Ratings Event and the maturity profile for those securities.

C.1.3.
The Scheme Administrator will use the information provided in the report to establish the composition of the Category 1 Further Issuances which will be the volume of securities to which the credit rating in place immediately before the Ratings Event will apply.

C.1.4.
In order to establish the composition of the Category 1 Further Issuances, the Scheme Administrator will establish a nominal composition of the reducing Existing Stock profile as at the point in time immediately prior to the Ratings Event. The actual reducing Existing Stock volume profile determined by the original Application in respect of Existing Stock will not alter.

C.1.5.	The Scheme Administrator will have regard to the following principles in establishing the nominal reducing Existing Stock profile:

a.
Securities on issue within Existing Bond Lines, as at the Ratings Event, are matched against the reducing Existing Stock profile that was nominated in the relevant Application, up to the value of the securities in that original reducing Existing Stock profile. This is done by working through the securities by maturity date, commencing from the earliest maturing securities.

b.
Any excess original reducing Existing Stock value left after the application of principle a above is then offset against any additional value (in excess of the original reducing Existing Stock) which has accumulated within Existing Bond Lines, working through the securities by maturity date, commencing from the earliest maturing securities.

c.
Any excess original reducing Existing Stock value left after the application of principles a and b above is offset against securities within New Bond Lines, working through the New Bond Lines by maturity date, commencing from the earliest maturing New Bond Lines.

C.1.6.	Securities with a maturity length of greater than 12 months in existence as at the Ratings Event which are not part of the nominal reducing Existing Stock profile are the Category 1 Further Issuances.

C.1.7.
The Scheme Administrator will advise the relevant State or Territory of the nominal reducing Existing Stock profile and the Category 1 Further Issuance maturity profile calculated on the basis of the application of the above principles.

C.1.8.
From the date of notification in accordance with C.1.7, the Guarantee Fee for Long Term Liabilities is to be calculated by Those Guaranteed using the following formula applied as at the end of each day:

Guarantee of State and Territory Borrowing Scheme Rules	Page 19

Guarantee Fee = ((Reducing Existing Stock Volume x Relevant Fee) + (Category 1 Further Issuance Volume x Relevant Fee) + (Total Outstanding Securities - (Reducing Existing Stock Volume + Category 1 Further Issuance Volume) x Relevant Fee)) / number of days in year

Where:

‘Reducing Existing Stock Volume’ equals the volume of Long Term Liabilities which were Existing Stock at the First Application Date minus the value of this Existing Stock which would have matured in accordance with the maturity profile advised in the relevant Application.

‘Category 1 Further Issuance Volume’ is the value of Category 1 Further Issuances as at the Ratings Event minus the value of Category 1 Further Issuances which would have matured based on the maturity profile of those securities immediately prior to the Ratings Event.

Total Outstanding Securities means the value of all Long Term Liabilities issued to date minus the value of the Long Term Liabilities which have matured or been extinguished by the Issuing Entity.

‘Relevant Fee’ is the Basis Points Fee determined by:

a.	in the case of Existing Stock the relevant credit rating on the First Application Date;

b.	in the case of Category 1 Further Issuance the relevant credit rating immediately prior to the Ratings Event; and

c.	in the case of the remaining securities the relevant credit rating immediately after the Ratings Event.

'Basis Points Fee' is as prescribed below.

Credit Rating of Those Guaranteed	Fee (in basis points per annum) for Further Issuances	Fee (in basis points per annum) for Existing Stock
AAA/Aaa	30	15
AA+/Aa1	35	20

C.1.9.
From the date of notification in accordance with C.1.7, the Guarantee Fee for Short Term Liabilities is to be calculated by Those Guaranteed using the following formula applied as at the end of each day:

Guarantee of State and Territory Borrowing Scheme Rules	Page 20

Guarantee Fee = ((Existing Stock Volume x Relevant Fee) + (Further Issuance Volume 1 x Relevant Fee) + (Further Issuance Volume 2 x Relevant Fee)) / number of days in year

Where:

'Existing Stock Volume equals the volume of Short Term Liabilities which were Existing Stock as at the First Application Date minus the value of that Existing Stock which has matured or been extinguished by the Issuing Entity.

'Further Issuance Volume 1' relates only to Further Issuances of Short Term Liabilities and equals the volume of these Further Issuances issued before the Ratings Event minus the value of those Further Issuances which have matured or been extinguished by the Issuing Entity.

'Further Issuance Volume 2' relates only to Further Issuances of Short Term Liabilities and equals the volume of these Further Issuances issued on or after the Ratings Event minus the value of those Further Issuances which have matured or been extinguished by the Issuing Entity.

'Relevant Fee' is the Basis Points Fee determined by:

a.	in the case of Existing Stock, the relevant credit rating on the First Application Date;

b.	in the case of Further Issuance Volumes 1 and 2, the relevant credit rating on the date of issuance.

'Basis Points Fee' is as prescribed below.

Credit Rating of Those Guaranteed	Fee (in basis points per annum) for Further Issuances	Fee (in basis points per annum) for Existing Stock
AAA/Aaa	30	15
AA+/Aa1	35	20

C.1.10.	Where Those Guaranteed have different credit ratings from two or more rating agencies, the lowest rating is to be used.

C.1.11.
The process outlined in this Section will be followed for each Ratings Event. The Guarantee Fee Formula will be adjusted to refer to further Categories of New Issuances for each Ratings Event that occurs to a particular State or Territory.

Guarantee of State and Territory Borrowing Scheme Rules	Page 21

D.	Changes in Credit Ratings not covered above

D.1.1.
Where Those Guaranteed are subject to a credit rating change and that credit rating is not covered by the existing fee table in section C above, then they shall continue to be charged the Guarantee Fee based on their previous credit rating until such time as the Scheme Rules are amended to deal with the new rating.

D.1.2.
In the event that the Basis Points Fees were to change, the Scheme Administrator would write to Those Guaranteed notifying the change to apply to Further Issuances occurring after the date of the notification.

E.	Reporting and Identification: General Requirements

E.1.1.	The first monthly fee report is due by 11 August 2009. This will cover the period from the Commencement Date to 31 July 2009.

E.1.2.	Those Guaranteed must have in place systems to identify separately:

	a.	Guaranteed Liabilities and other liabilities;

	b.	Existing Stock for which an Eligibility Certificate has been issued and Further Issuances under Bond Lines described in an Eligibility Certificate;

	c.	Further Issuances under Bond Lines described in an Eligibility Certificate according to the date of issuance;

	d.	The value of financial accommodation to non-government owned entities;

	e.	The face value of securities and other liabilities that are not Guaranteed Liabilities;

	f.	Existing Stock for which an Eligibility Certificate has been issued which has been repurchased and extinguished;

	g.	Existing Stock for which an Eligibility Certificate has been issued that has been repurchased but not extinguished.

E.1.3.	These systems must be in place before the Guaranteed Liabilities are issued.

E.1.4.	The monthly fee report will contain such information as is required by the Scheme Administrator and notified to Those Guaranteed.

F.	Calculations

F.1.1.	The Scheme Administrator will notify Those Guaranteed of any error in the calculation of the Guarantee Fee. Such notice may, at the discretion of the Scheme Administrator:

	a.	require payment of any underpayment within 7 Business Days or with the next monthly report; or

	b.	remit any overpayment; or

Guarantee of State and Territory Borrowing Scheme Rules	Page 22

c.	advise of an overpayment and direct that the overpaid amount be deducted from future monthly payments.

Guarantee of State and Territory Borrowing Scheme Rules	Page 23

SCHEDULE 4	FORM OF FEE LETTER

The Scheme Administrator Australian Government Guarantee of State and Territory Borrowing c/- The Secretary Reserve Bank of Australia GPO Box 5367 SYDNEY NSW 2001

We refer to our attached Application dated [ ] under the Guarantee Scheme.

If an Eligibility Certificate is issued, we undertake to fulfil the reporting requirements and pay the Guarantee Fees determined in accordance with Schedule 3 of the Scheme Rules.

In accordance with the Scheme Rules and based on our current credit rating, the Basis Points Fee to apply to the Bond Line is [……….] basis points, based on our long term credit rating of [……..]. We recognise that this fee may change over time in accordance with the Scheme Rules.

We understand that the Scheme Administrator will notify us of any error in the calculation of the Guarantee Fee. Such notice may, at the discretion of the Scheme Administrator:

c.	require payment of any underpayment within 7 Business Days or with the next monthly report; or

d.	remit any overpayment; or

e.	advise of an overpayment and direct that the overpaid amount be deducted from future monthly payments.

We undertake to comply with the notice where we confirm that there was an error in the calculation.

Yours sincerely

[Authorised Person]

Guarantee of State and Territory Borrowing Scheme Rules	Page 24

SCHEDULE 5	FORM OF COUNTER-INDEMNITY

To the Commonwealth of Australia

A.

A.1.1.	We refer to the Deed of Guarantee executed on behalf of the Commonwealth of Australia and taking effect from 24 July 2009 (the “Guarantee”) and to the associated Scheme Rules (the "Scheme Rules").

B.	Definitions

B.1.1.
Words and expressions defined in the Guarantee and the Scheme Rules have the same meanings where used in this deed, save that references in this deed to “the Guarantee” shall be construed as references to the Guarantee insofar (and only insofar) as it applies to our Guaranteed Liabilities.

C.	Indemnity

C.1.1.	We intend this Deed to be legally binding.

C.1.2.	In consideration of the Commonwealth issuing at our request one or more Eligibility Certificates to us, we hereby:-

a.
subject to C.1.3, agree to indemnify the Commonwealth from and against all actions, proceedings, liabilities, claims, damages, costs and expenses in relation to or arising out of the Guarantee and this deed in relation to the Guaranteed Liabilities described in Eligibility Certificates issued to us, and to pay to the Commonwealth on demand an amount equal to all payments, claims, losses, costs, charges, damages, taxes, duties and expenses suffered or incurred by the Commonwealth in consequence thereof or arising therefrom, whether directly or indirectly; and

b.
agree to pay to the Commonwealth upon demand interest on all amounts demanded by the Commonwealth from us under this deed calculated daily at the rate of the 10-year Treasury Bond yield, published by the Reserve Bank of Australia, plus 1.5 percentage points, for the period commencing on the date of the Commonwealth's demand until the date of our payment to the Commonwealth; and

c.
irrevocably authorise and direct the Commonwealth to make any payments forthwith and comply with any demands which may be claimed or made under the Guarantee without any reference to or further authority, confirmation or verification from us, and agree that any payment which the Commonwealth shall make in accordance with the Guarantee shall be binding upon us and shall be accepted by us as conclusive evidence that the Commonwealth was liable to make such payment or comply with such demand notwithstanding any dispute that may exist between us and the Beneficiary as to the validity of any such demand subject to the Commonwealth acting in accordance with the Scheme Rules before making any such payments; and

Guarantee of State and Territory Borrowing Scheme Rules	Page 25

d.
without prejudice to any other provision of this deed, agree that any demand made upon the Commonwealth for payment of sums specified in the Guarantee shall, for all purposes relating to this deed, be deemed to be a valid and effective demand, and the Commonwealth shall be entitled to treat it as such notwithstanding any actual lack of authority on the part of the person making the demand if the demand appears on its face to be in order; and

e.
without prejudice to any other provision of this deed, agree that provided that any certificate or document delivered in accordance with the provisions of the Guarantee appears on its face to be in accordance with the terms of the Guarantee, such certificate or document shall in the absence of manifest error, for all purposes relating to this deed be deemed to be genuine and in accordance with the terms of the Guarantee; and

f.
agree that all sums payable hereunder shall be made free and clear of and without deduction for or on account of any set-off or counterclaim or any present or future taxes of any nature. Should any such payment be subject to deduction in respect of any such matter, subject to the receipt of a valid tax invoice, we shall pay to the Commonwealth such additional amount as may be necessary to enable the Commonwealth to receive a net amount equal to the full amount payable hereunder. As used herein, the term “taxes” includes all levies, imposts, duties, GST, charges, fee, deductions, withholdings, stamp duty, and any obligations or conditions resulting in a charge; and

g.	agree that all payments under this deed shall be made in the currency in which payments made or liabilities incurred by the Commonwealth under the Guarantee are denominated; and

h.
agree that our liability hereunder shall also apply to any increase or decrease in the amount of or extension or renewal of the Guarantee from time to time (whether in the same terms or otherwise and whether arising with our agreement or by operation of law or otherwise) to the intent that all agreements, undertakings and authorities herein shall continue to be binding on us in relation to the Guarantee as so increased, decreased, extended or renewed; and

i.
agree that, without prejudice to any other rights, powers or remedies (whether provided by contract, law or otherwise) which the Commonwealth may have, and subject to prior consultation with us as to the proposed timeframe for recouping money, the Commonwealth may set off any moneys due and payable (but not paid) by us under this deed against any moneys whatsoever payable by the Commonwealth to us; and

j.
agree to observe, and perform our obligations under, the Scheme Rules in force from time to time, and to comply with any undertaking given by us to the Commonwealth in connection with the issue of any Eligibility Certificate; and

Guarantee of State and Territory Borrowing Scheme Rules	Page 26

k.
agree to ensure that the Issuing Entity relevant to our Eligibility Certificate(s) observes and performs its obligations under the Scheme Rules in force from time to time, and to comply with any undertaking given by that Issuing Entity to the Commonwealth in connection with the issue of any Eligibility Certificate.

C.1.3.
We will not be liable under the indemnity in paragraph C.1.2.a to the extent that any action, proceeding , liability, claim, damage, cost or expense results from the Commonwealth's fraudulent or unlawful act or omission.

D.	Warranty

D.1.1.
We hereby warrant and represent that we have power to enter into and have duly authorised the execution and delivery of this deed and that our obligations hereunder constitute our legal, valid, binding and enforceable obligations.

D.1.2.
Our obligations hereunder shall not be in any way discharged or impaired by reason of any time or other indulgence granted to the Commonwealth by the Beneficiary or by any amendment or variation of the Guarantee or any related agreement, and shall exist irrespective of any present or future total or partial invalidity, illegality or unenforceability of the Guarantee.

E.	Obligations

E.1.1.
We shall not, and we shall procure that no other guarantor of any Guaranteed Liability shall, without the Commonwealth's prior written consent, enforce or seek to enforce in competition with the Commonwealth, any right of contribution, subrogation or indemnity from or against any other person to which we or such guarantor may be entitled by reason of the performance of our obligations hereunder or the guarantor’s performance of its obligations, in each case, in respect of the Guaranteed Liability.

E.1.2.
A certificate submitted by the Commonwealth to us as to the amount due from us to the Commonwealth hereunder at the date of such certificate shall be conclusive and binding on us for all purposes in the absence of manifest error or the Commonwealth's fraud.

E.1.3.	We understand and agree that our liability hereunder will continue until the Commonwealth has notified us in writing that the Commonwealth has released us from it.

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F.	Notification

F.1.1.	We undertake to notify the Commonwealth promptly upon becoming aware that a Beneficiary may make a demand upon the Commonwealth in respect of our Guaranteed Liabilities.

G.	Applicable Law

G.1.1.	This deed shall be governed by and construed in accordance with, and any matter related to it is to be governed by, the law of the Australian Capital Territory.

EXECUTED AS A DEED

Guarantee of State and Territory Borrowing Scheme Rules	Page 28

SCHEDULE 6	FORM OF LEGAL OPINION IN RESPECT OF THE COUNTER-INDEMNITY

A.	OPINION REGARDING COUNTER-INDEMNITY

To: The Commonwealth of Australia

[State/Territory] (“Acronym”)

Deed of Counter-Indemnity dated [insert date] (“Counter-Indemnity”) given in favour of the Commonwealth of Australia (“Commonwealth”)

A.1.1.	We refer to the entry by the [State/Territory] into the Counter-Indemnity in respect of which we have acted as legal advisers to the [State/Territory].

A.1.2.
This opinion relates only to the laws of …………., [insert a reference to the State/Territory jurisdiction] and is given on the basis that it will be construed in accordance with the laws of  [insert a reference to the State/Territory jurisdiction]. We express no opinion about the laws of any other jurisdiction or factual matters.

A.1.3.	In this opinion the expression “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

Documents

A.1.4.	We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the Counter-Indemnity:

	a.	the Deed of Guarantee executed by the Commonwealth and taking effect from 24 July 2009 (“Guarantee”);

	b.	the Counter-Indemnity;

	c.	[insert details of the authorisations/delegations in respect of the entry into, and performance of obligations under, the Counter-Indemnity];

Assumptions

A.1.5.	We have assumed:

	a.	the authenticity of all signatures, seals, duty stamps and markings;

	b.	the completeness, and conformity to originals, of all documents submitted to us;

Guarantee of State and Territory Borrowing Scheme Rules	Page 29

	c.	that all authorisations referred to above remain in full force and effect;

	d.	that the Counter-Indemnity has been duly authorised and executed by the [State/Territory];

	e.	that the Deed of Guarantee and associated Scheme Rules are legal, valid, binding and enforceable;

	f.	that no person has been, or will be, engaged in conduct that is unconscionable, dishonest, misleading or deceptive or likely to mislead or deceive.

A.1.6.	We have not taken any steps to verify these assumptions.

Opinion

A.1.7.	On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

	a.	the [State/Territory] has:

		i.	the power to enter into the Counter-Indemnity and to observe its obligations under it; and

		ii.	taken all action required on its part to authorise the execution, delivery and observance of its obligations under the Counter-Indemnity;

	b.	the obligations of the [State/Territory] in respect of the Counter-Indemnity are legal, valid, binding and (subject to the terms of the Counter-Indemnity) enforceable.

	c.	the execution and delivery of the Counter-Indemnity and the observance of obligations under it have not violated and do not contravene any law or the constitution of the [State/Territory].

A.1.8.
The expression “enforceable” means that the relevant obligations are of a type that the courts enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms.

Qualifications

A.1.9.	This opinion is subject to the following qualifications:

	a.	we assume no obligation to update the opinions set out in this document;

b.
the nature and enforcement of obligations may be affected by lapse of time, failure to take action, laws and defences generally affecting creditors’ rights, court orders, public policy, restitution and the discretionary nature of equitable remedies;

	c.	the rights of a party to the Counter-Indemnity to enforce its rights may be limited or affected by:

Guarantee of State and Territory Borrowing Scheme Rules	Page 30

i.
breaches by that person of its obligations under the Counter-Indemnity, or misrepresentations made by it in, or in connection with, the Scheme Rules, Counter-Indemnity, the Guarantee or an Eligibility Certificate (as defined for the purposes of the Guarantee);

		ii.	conduct of that party in relation to the Scheme Rules, Counter-Indemnity, the Guarantee or an Eligibility Certificate which is unlawful;

		iii.	the invalidity or unenforceability of the Scheme Rules, Guarantee or an Eligibility Certificate; or

iv.
conduct of that person in relation to the Counter-Indemnity, the Guarantee or an Eligibility Certificate which gives rise to an estoppel or claim against that person by the person against whom it is seeking to enforce its rights under the Counter-Indemnity;

		v.	an obligation on the parties to act reasonably and in good faith in their dealings with each other, to exercise discretions reasonably and to base opinions and determinations on good faith;

	d.	we express no opinion as to the severance of invalid or unenforceable provisions, an indemnity for legal costs, provisions precluding oral amendments or waivers;

e.
court proceedings may be stayed if the subject of the proceedings is concurrently before another court and a document may not be admissible in court proceedings unless applicable stamp duty has been paid; and

	f.	this opinion does not apply to any amendment or variation of the Counter-Indemnity.

Benefit

A.1.10.	This opinion is addressed to the Commonwealth of Australia and may not, without our prior written consent, be:

	a.	relied on by another person;

b.
disclosed, except to persons who in the ordinary course of government have access to Commonwealth papers and records on the basis that they will make no further disclosure except to the extent authorised or required by law; or

	c.	quoted in a public document.

A.1.11.	This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

A.1.12.	This opinion is given in respect of the laws which are in force at 9.00 am on the date of this letter.

Yours faithfully

Guarantee of State and Territory Borrowing Scheme Rules	Page 31

SCHEDULE 7	FORM OF CLAIM

To:	The Commonwealth of Australia c/- Scheme Administrator Australian Government Guarantee of State and Territory Borrowing c/- The Secretary Reserve Bank of Australia GPO Box 5367 SYDNEY NSW 2001

A.	Detail of Guaranteed Liability

A.1.1.	We, [INSERT FULL LEGAL NAME OF BENEFICIARY and ABN/ACN if applicable], are owed the following Guaranteed Liability:

	a.	[INSERT DETAILS: including details of the Guaranteed Liability, the Eligibility Certificate relating to it and the name of the State/Territory guaranteeing the liability.]

B.	Claim

B.1.1.
We refer to the Deed of Guarantee, applicable to the above-mentioned Guaranteed Liability, executed on behalf of the Commonwealth of Australia and taking effect from 24 July 2009. Words and expressions defined in the Deed of Guarantee have the same meanings where used in this notice.

B.1.2.
We claim payment, in accordance with the Guarantee, of the sum of [……………..] being due and payable by Those Guaranteed, but unpaid, to us under or in respect of the Guaranteed Liability (the “Claimed Sum”).

B.1.3.
[The due date, after the expiry of the applicable grace period (if any), for the payment of interest to us under or in respect of the Guaranteed Liability was […….] and such payment has not been made to us.]

OR

[The due date for the redemption of the Guaranteed Liability was […………..] and, after the expiry of any applicable grace period for payment, the amount due and payable to us in respect of the Guaranteed Liability on such date has not been paid to us.]

OR

[The Guaranteed Liability became payable as the result of the operation of a cross default clause in the [specify type of security] and such payment has not been made to us.]

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B.1.4.	We certify that we have validly claimed payment of the Claimed Sum from:

	a.	[INSERT NAME] and that [INSERT NAME] has failed to pay the Claimed Sum to us in accordance with our valid claim and we attach documentary evidence in support of this certification;

b.
[Note: Not relevant for the ACT][INSERT NAME OF RELEVANT STATE/TERRITORY] which has guaranteed the Guaranteed Liability under legislation and that the [INSERT NAME OF RELEVANT STATE/TERRITORY] has failed to pay the Claimed Sum to us in accordance with our valid claim and we attach documentary evidence in support of this certification.

C.	Consent

C.1.1.
We consent to the Commonwealth sharing the information provided in and concerning this claim with the relevant State or Territory and other Commonwealth, State and Territory agencies for the purposes of assessing the claim or for general administration of the Guarantee.

D.	Release

D.1.1.
Upon payment of the Guaranteed Liability to us by the Commonwealth in accordance with the Guarantee, we hereby release the Commonwealth from further liability to us arising from or in connection with the Guaranteed Liability and this claim.

E.	Contact information

E.1.1.	[Insert address, email and facsimile details.]

Signed by:

Position:

Guarantee of State and Territory Borrowing Scheme Rules	Page 33

GUARANTEE OF STATE AND TERRITORY BORROWING

GUIDANCE NOTE

MEANING OF ‘COMPLEX’ FOR THE PURPOSES OF THE DEFINITION OF NEW AND
EXISTING BOND LINES

The definitions of 'Existing Bond Line' and 'New Bond Line' exclude securities that are 'complex'. The purpose of this note is to provide guidance as to what would be considered to be 'complex’ in that context.

Liabilities with one or more of the following features in their terms and conditions are likely to be regarded by the Guarantor as complex:

A.
a liability where the principal amount of the liability is not a fixed sum but varies by reference to, or is derived from, the value of an asset, an index (other than for inflation) or a commodity or is linked to the credit standing of any person;

B.	a liability where the principal and interest payments are required to be made in different currencies;

C.
a liability where interest payable in respect of the liability is neither fixed nor determined by reference to a market interest rate with a fixed margin, other than where the variation is for inflation;

D.
a liability where amounts other than principal and interest are payable (other than additional amounts by way of a gross up for taxes, late fees, break fees and make-whole payments or similar amounts);

E.	a liability that may be converted to equity or may be subordinated (other than by operation of law);

F.
a liability that requires the Issuing Entity to grant security, other than where such a requirement is triggered only in the event that the Issuing Entity grants a security in respect of other liabilities; or

G.
a liability that includes any right to demand prepayment of principal or permits redemption prior to the maturity date, except where such rights become operative as a result of any of the following or substantially similar circumstances:

	•	operation of a cross-default clause;

	•	interest withholding taxes or other taxes that have, or will become, payable due to a change in laws relating to taxation or in the application, or interpretation, of laws relating to taxation;

	•	the non payment of principal or interest by the Issuing Entity;

•
the Issuing Entity entering into any arrangement or composition, suffering execution against its assets, having its undertaking or assets, in whole or in part, taken into possession by an encumbrancer, being placed under external administration, dissolved or becoming the subject of an application for those or similar procedures or otherwise being insolvent;

•	the liability becoming illegal;

•	the Issuing Entity ceasing to carry on a business; or

•	a breach by the Issuing Entity of its obligations set out in the liability where the breach is not remedied or is unable to be remedied.

The issue of an Eligibility Certificate will be conclusive evidence that the liability the subject of an Eligibility Certificate has been accepted by the Guarantor as ‘not complex’.

GUARANTEE OF STATE AND TERRITORY BORROWING

GUIDANCE NOTE

USE OF GUARANTEED LIABILITIES IN LENDING TO NON-GOVERNMENT OWNED
ENTITIES

For the purposes of Scheme Rule 4, the following entities are not considered ‘non-government owned entities’:

•	local governments; and

•	universities (other than private universities).